Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(c) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that this Amendment to the Statement on Schedule 13G and any amendments thereto to which this exhibit is attached is filed on behalf of each of them.

Date: February 14, 2020

ABG II-SO LIMITED

By:	/s/ YEH Shan Ju
Name: YEH Shan Ju
Title: Director

ALLY BRIDGE GROUP CAPITAL PARTNERS II, L.P.
acting by its general partner ABG Capital Partners II GP, L.P.
acting by its general partner ABG Capital Partners II GP Limited

By:	/s/ YU Fan
Name: YU Fan
Title: Director

ABG SRNE LIMITED

By:	/s/ YEH Shan Ju
Name: YEH Shan Ju
Title: Director

ABG Innovation-SO Limited

By:	/s/ YEH Shan Ju
Name: YEH Shan Ju
Title: Director

ALLY BRIDGE GROUP INNOVATION CAPITAL PARTNERS III, L.P.
acting by its general partner ABG Innovation Capital Partners III GP, L.P.
acting by its general partner ABG Innovation Capital Partners III GP Limited

By:	/s/ YU Fan
Name: YU Fan
Title: Director

ABG MANAGEMENT LTD.

By:	/s/ YU Fan
Name: YU Fan
Title: Director

Yu Fan

/s/ YU Fan